UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2018 (October 29, 2018)

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on October 1, 2018, Mr. Ketan Mehta became Chairman of the Board of Directors (the “Board”) of Majesco (the “Company”).

On October 29, 2018, the Board finalized and approved the compensation payable to Mr. Mehta for his duties as Chairman of the Board and determined that he would receive $100,000 payable in cash annually ($25,000 per quarter) and a grant of options to purchase 100,000 shares of common stock of the Company under the Majesco 2015 Equity Incentive Plan. On November 1, 2018, the Compensation Committee awarded Mr. Mehta the 100,000 options. The options will vest 33.33% annually over three years. Mr. Mehta will also be entitled to the committee meeting fees and expense reimbursements payable under Majesco’s policy for compensation of non-employee directors which is disclosed in detail in the Company’s annual proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 25, 2018.

On October 29, 2018, the Board also determined to permit the continued vesting of the unvested option awards of Mr. Mehta which would have otherwise forfeited following termination of his employment as Chief Executive Officer of the Company, subject to Mr. Mehta’s continued service as Chairman of the Board.

[Signature on following page.]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

By:	/s/ Adam Elster
Adam Elster, Chief Executive Officer

Date: November 2, 2018